                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              UNITED BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Ohio                                               34-1405357
   (State or Other Jurisdiction                                 (IRS Employer
of Incorporation or Organization)                            Identification No.)

                             201 SOUTH FOURTH STREET
                            MARTINS FERRY, OHIO 43935
                                  740-633-0445
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

MR. JAMES W. EVERSON                              COPIES OF COMMUNICATIONS TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER   DAVID J. MACK, ESQ.
UNITED BANCORP, INC.                              SHUMAKER, LOOP & KENDRICK, LLP
201 SOUTH FOURTH STREET                           1000 JACKSON STREET
MARTINS FERRY, OHIO 43935                         TOLEDO, OH 43624-1573
(740) 633-0445                                    (419) 321-1396
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

   Approximate date of commencement of proposed sale of the securities to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                                EXPLANATORY NOTE:
                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-01081 (the "Original Registration Statement"), of United Bancorp, Inc. (the "Company"), which was filed with the Securities and Exchange Commission (the "Commission") and became effective on February 20, 1996. The Registration Statement registered 150,000 shares of the Company's common stock, par value $1.00 per share ("Common Stock"), for sale pursuant to the United Bancorp, Inc. Dividend Reinvestment Plan.

     On August 17, 2006, the Company filed a Registration Statement with the Commission on Form S-3 registering 250,000 shares of Common Stock for issuance under the Company's new Dividend Reinvestment and Optional Cash Purchase Plan. Consequently, the offering pursuant to the Original Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Original Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 44,810 shares of Common Stock registered, but unsold, under the Original Registration Statement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See the Index to Exhibits of this Registration Statement on Form S-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martins Ferry, State of Ohio, on October 16, 2006.

                                        UNITED BANCORP, INC.


                                        By: /s/ James W. Everson
                                            ------------------------------------
                                            James W. Everson
                                            Chairman, President and Chief
                                            Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----


/s/ James W. Everson                    Chairman, President, Chief Executive   October 16, 2006
-------------------------------------   Officer and Director (Principal
James W. Everson                        Executive Officer)


/s/ Randall M. Greenwood                Vice President and Chief Financial     October 16, 2006
-------------------------------------   Officer (Principal Financial and
Randall M. Greenwood                    Accounting Officer)


/s/ Michael J. Arciello*                Director                               October 16, 2006
-------------------------------------
Michael J. Arciello


/s/ John M. Hoopingarner*               Director                               October 16, 2006
-------------------------------------
John M. Hoopingarner


/s/ Richard L. Riesbeck*                Director                               October 16, 2006
-------------------------------------
Richard L. Riesbeck


/s/ Matthew C. Thomas*                  Director                               October 16, 2006
-------------------------------------
Matthew C. Thomas

*    For each of the above directors pursuant to power of attorney filed as
     Exhibit 24 to the Company's Registration Statement on Form S-3 filed with the Commission on February 20, 1996.


/s/ James W. Everson                                                           October 16, 2006
-------------------------------------
By: James W. Everson
(pursuant to power of attorney)
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                                  EXHIBIT INDEX

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
EXHIBIT NO.                                EXHIBIT
-----------                                -------
24            Power of Attorney:
              Incorporated by reference to Exhibit 24 of the Company's
              Registration Statement on Form S-3 filed with the Commission on
              February 20, 1996.
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